Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Nancy Krejsa Senior Vice President Investor Relations and Corporate Communications +1-972-595-5083 nkrejsa@sftp.com
Another Record Quarter at Six Flags as Revenue Climbs Seven Percent and Trailing Twelve Month Cash EPS1 Rises 14 Percent
Company Sets New Long-Term Modified EBITDA Target of $600 million by 2017
GRAND PRAIRIE, Texas — October 21, 2014 — Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company, today announced its third quarter 2014 revenue grew to a record high of $542 million, representing a $37 million or 7 percent increase over the same period in 2013. Third quarter Adjusted EBITDA2 of $291 million was an improvement of $23 million or 8 percent over prior year.
“We remain laser focused on delivering significant shareholder value through attendance gains, ticket yield management, and international expansion, all while further enhancing the quality of our guest experience,” said Jim Reid-Anderson, Chairman, President, and CEO.
Total guest spending per capita grew $2.52 or 6 percent in the third quarter to $43.79, with admissions revenue per capita increasing $1.91 or 8 percent to $25.87 and in-park revenue per capita increasing $0.61 or 4 percent to $17.92. Attendance for the third quarter of 11.8 million guests was up slightly over prior year.
For the first nine months of 2014, the company reported revenue of $992 million, a $36 million or 4 percent increase over prior year, while Adjusted EBITDA for the same nine-month period totaled $393 million, a $25 million or 7 percent improvement over the prior year.
In the first nine months of 2014, total guest spending per capita grew $3.23 or 8 percent to $43.77, with admissions revenue per capita increasing $2.22 or 10 percent to $25.54 and in-park revenue per capita increasing $1.01 or 6 percent to $18.23.
Diluted earnings per share for the quarter and nine months ended September 30, 2014 were $1.08 and $1.13, respectively. Income Before Income Taxes for both the third quarter and nine months included a $73 million stock-based compensation charge relating to the probable achievement by 2015 of Project 500, a long-term incentive compensation program established by the company in August 2011. Excluding the Project 500 stock-based compensation charge, diluted earnings per share for the quarter and nine months ended September 30, 2014 were $1.56, up 28 percent, and $1.60, up 54 percent, respectively.
For the twelve-months ended September 30, 2014, Adjusted EBITDA was $429 million and Modified EBITDA3 was $467 million. Modified EBITDA margin for the same twelve-month period grew to 40.7 percent-a new industry high.
The company’s Active Pass Base, which includes season pass holders and guests in the company’s membership program, increased 10 percent from September 30, 2013 to September 30, 2014.
Cash earnings per share1 for the twelve-month period ending September 30, 2014 was $2.51, an increase of $0.30 per share or 14 percent compared to the prior twelve-month period ending September 30, 2013.
During the first nine months of 2014 the company invested $95 million in new capital, paid dividends of $136 million, or $0.47 per common share per quarter, and repurchased $119 million or 3.1 million shares of its common stock. As of September 30, 2014, the company had $376 million available under the board’s current share repurchase authorization.
Net Debt4 as of September 30, 2014 was $1,232 million, a 2.9 times net leverage ratio.
Long-term Outlook
Six Flags today also announced a new long-term profit target, which is an aspirational goal of achieving $600 million of Modified EBITDA by calendar year 2017, equating to nearly $3.75 of cash earnings per share. During the twelve months ended September 30, 2014, the company generated $467 million of Modified EBITDA and $2.51 of cash earnings per share.

“Our new 2017 target of $600 million of Modified EBITDA allows us to invest appropriately in the business, continue paying a sustainable, growing dividend, and execute on our share repurchase program,” said John Duffey, executive vice president and CFO.
Conference Call
The company will host a conference call at 4:00 p.m. Central Time today, Tuesday October 21, 2014 to discuss its third quarter 2014 financial performance. The call is accessible on the Six Flags Investor Relations website at www.sixflags.com/investors or by dialing 1-855-889-1976 in the United States or +1-937-641-0558 outside the United States and requesting the Six Flags earnings call. A replay of the call will be available through October 29, 2014 by dialing (855) 859-2056 or +1(404) 537-3406, Conference ID 13139083.
About Six Flags Entertainment Corporation
Six Flags Entertainment Corporation is the world’s largest regional theme park company with $1.1 billion in revenue and 18 parks across the United States, Mexico and Canada. For 53 years, Six Flags has entertained millions of families with world-class coasters, themed rides, thrilling water parks and unique attractions including up-close animal encounters, Fright Fest® and Holiday in the Park®. For more information, visit www.sixflags.com.
Forward Looking Statements
The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, (i) the adequacy of cash flows from operations, available cash and available amounts under our credit facilities to meet our future liquidity needs, (ii) our ability to roll out our capital enhancements in a timely and cost effective manner, (iii) our ability to improve operating results by implementing strategic cost reductions, and organizational and personnel changes without adversely affecting our business, (iv) our operations and results of operations, and (v) the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission ("SEC"). In addition, important factors, including factors impacting attendance, local conditions, contagious diseases, events, disturbances and terrorist activities, recall of food, toys and other retail products which we sell, risk of accidents occurring at the company’s parks or other parks in the industry and adverse publicity concerning our parks or other parks in the industry, inability to achieve desired improvements and financial performance targets set forth in our aspirational goals, adverse weather conditions such as excess heat or cold, rain and storms, general financial and credit market conditions, economic conditions (including customer spending patterns), changes in public and consumer tastes, construction delays in capital improvements or ride downtime, competition with other theme parks and other entertainment alternatives, dependence on a seasonal workforce, unionization activities and labor disputes, laws and regulations affecting labor and employee benefit costs, including potential increases in state and federally mandated minimum wages, and healthcare reform, pending, threatened or future legal proceedings and the significant expenses associated with litigation, cyber security risks and other factors could cause actual results to differ materially from the company’s expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in the company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at www.sixflags.com/investors and on the SEC’s website at www.sec.gov.
Footnotes

(1)
Cash Earnings Per Share (or Cash EPS), which is defined as Free Cash Flow divided by the weighted average basic shares outstanding, is not a U.S. GAAP defined measure. The company believes this measure provides meaningful profitability metrics, given current accumulated tax loss carryforwards and the net depreciation/amortization impacts relating to the revaluation of assets in connection with the company’s emergence from Chapter 11 in April 2010.

(2)	See the following financial statements and Note 3 to those financial statements for a discussion of Adjusted EBITDA and its reconciliation to net income (loss).

(3)	See Note 3 to the following financial statements for a discussion of Modified EBITDA and its reconciliation to net income (loss).

(4)	Net Debt represents total long-term debt, including current portion, less cash and cash equivalents.

SIX FLAGS ENTERTAINMENT CORPORATION

Statement of Operations Data (1)

	Three Months Ended		Nine Months Ended
(Amounts in thousands, except per share data)	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Theme park admissions	$305,820	$282,095	$545,958	$523,293
Theme park food, merchandise and other	211,870	203,846	389,609	386,347
Sponsorship, licensing and other fees	18,717	13,589	42,438	32,064
Accommodations revenue	5,436	4,990	14,107	14,038
Total revenue	541,843	504,520	992,112	955,742
Operating expenses (excluding depreciation and amortization shown separately below)	143,881	134,395	352,040	340,926
Selling, general and administrative expense (excluding depreciation, amortization and stock-based compensation shown separately below)	48,494	45,571	131,889	131,091
Costs of products sold	39,730	36,616	77,321	75,541
Depreciation	26,467	27,300	79,007	86,411
Amortization	665	3,598	1,995	10,796
Stock-based compensation	78,168	7,077	89,267	21,496
Loss on disposal of assets	1,608	4,325	4,181	6,959
Gain on sale of investee	—	—	(10,031)	—
Interest expense, net	18,464	18,603	54,280	55,580
Other (income) expense, net	(6)	1,013	(260)	1,017
Income before income taxes	184,372	226,022	212,423	225,925
Income tax expense	60,332	86,405	64,272	82,361
Net income	124,040	139,617	148,151	143,564
Less: Net income attributable to noncontrolling interests	(19,006)	(19,214)	(38,012)	(38,327)
Net income attributable to Six Flags Entertainment Corporation	$105,034	$120,403	$110,139	$105,237

Weighted-average common shares outstanding:
Weighted-average number of common shares outstanding — basic	94,522	95,105	94,900	97,569
Weighted-average number of common shares outstanding — diluted	97,274	98,472	97,885	100,819

Net income per average common share outstanding:
Net income per average common share outstanding — basic	$1.11	$1.27	$1.16	$1.08
Net income per average common share outstanding — diluted	$1.08	$1.22	$1.13	$1.04

SIX FLAGS ENTERTAINMENT CORPORATION

The following table sets forth a reconciliation of net income to Adjusted EBITDA and Free Cash Flow for the three and nine months ended September 30, 2014 and September 30, 2013:

	Three Months Ended		Nine Months Ended
(Amounts in thousands, except per share data)	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net income	$124,040	$139,617	$148,151	$143,564
Income tax expense	60,332	86,405	64,272	82,361
Other (income) expense, net	(6)	1,013	(260)	1,017
Interest expense, net	18,464	18,603	54,280	55,580
Loss on disposal of assets	1,608	4,325	4,181	6,959
Gain on sale of investee	—	—	(10,031)	—
Amortization	665	3,598	1,995	10,796
Depreciation	26,467	27,300	79,007	86,411
Stock-based compensation	78,168	7,077	89,267	21,496
Impact of Fresh Start valuation adjustments (2)	92	150	275	442
Modified EBITDA (3)	309,830	288,088	431,137	408,626
Third party interest in EBITDA of certain operations (4)	(19,006)	(19,785)	(38,012)	(40,080)
Adjusted EBITDA (3)	290,824	268,303	393,125	368,546
Cash paid for interest, net	(27,307)	(31,483)	(60,311)	(44,730)
Capital expenditures, net of property insurance recoveries in 2014	(14,075)	(16,843)	(95,420)	(89,182)
Cash taxes (5)	(6,290)	(3,428)	(12,628)	(11,447)
Free Cash Flow (6)	$243,152	$216,549	$224,766	$223,187

Weighted-average number of common shares outstanding — basic	94,522	95,105	94,900	97,569

Cash Earnings Per Share	$2.57	$2.28	$2.37	$2.29

SIX FLAGS ENTERTAINMENT CORPORATION

The following table sets forth a reconciliation of net income to Adjusted EBITDA and Free Cash Flow for the twelve months ended September 30, 2014 and September 30, 2013:

	Last Twelve Months Ended
(Amounts in thousands, except per share data)	September 30, 2014	September 30, 2013
Net income	$161,460	$298,863
Income from discontinued operations	(549)	(116)
Income tax expense (benefit)	29,512	(110,245)
Other (income) expense, net	(223)	1,794
Loss on debt extinguishment	789	587
Interest expense, net	72,845	67,970
Loss on disposal of assets	5,801	7,417
Gain on sale of investee	(10,031)	(278)
Amortization	5,592	14,399
Depreciation	106,278	118,131
Stock-based compensation	94,805	39,487
Impact of Fresh Start valuation adjustments (2)	427	697
Modified EBITDA (3)	466,706	438,706
Third party interest in EBITDA of certain operations (4)	(38,015)	(40,202)
Adjusted EBITDA (3)	428,691	398,504
Cash paid for interest, net	(66,930)	(56,179)
Capital expenditures, net of property insurance recoveries in 2014	(108,091)	(108,556)
Cash taxes (5)	(14,949)	(12,690)
Free Cash Flow (6)	$238,721	$221,079

Weighted-average number of common shares outstanding — basic	94,942	99,946

Cash Earnings Per Share	$2.51	$2.21

SIX FLAGS ENTERTAINMENT CORPORATION

Balance Sheet Data (1)

	As of
(Amounts in thousands)	September 30, 2014	December 31, 2013
Cash and cash equivalents (excluding restricted cash)	$164,777	$169,310
Total assets	2,748,769	2,607,814

Deferred income	91,031	60,443
Current portion of long-term debt	6,287	6,269
Long-term debt (excluding current portion)	1,390,497	1,394,334

Redeemable noncontrolling interests	456,551	437,569

Total equity	348,763	373,337

Shares outstanding	94,539	94,857

(1)	Revenues and expenses of international operations are converted into U.S. dollars on an average basis as provided by GAAP.

(2)
Amounts recorded as valuation adjustments and included in reorganization items for the month of April 2010 that would have been included in Modified EBITDA and Adjusted EBITDA, had fresh start accounting not been applied. Balance consists primarily of discounted insurance reserves that will be accreted through the statement of operations each quarter through 2018.

(3)
“Modified EBITDA”, a non-GAAP measure, is defined as the Company’s consolidated income (loss) from continuing operations: excluding the cumulative effect of changes in accounting principles, discontinued operations gains or losses, income tax expense or benefit, restructure costs or recoveries, reorganization items (net), other income or expense, gain or loss on early extinguishment of debt, equity in income or loss of investees, interest expense (net), gain or loss on disposal of assets, gain or loss on the sale of investees, amortization, depreciation, stock-based compensation, and fresh start accounting valuation adjustments. The Company believes that Modified EBITDA is useful to investors, equity analysts and rating agencies as a measure of the Company's performance. The Company believes that Modified EBITDA is a measure that can be readily compared to other companies, and the Company uses Modified EBITDA in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources. Modified EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance. Modified EBITDA as defined herein may differ from similarly titled measures presented by other companies.

"Adjusted EBITDA", a non-GAAP measure, is defined as Modified EBITDA minus the interests of third parties in the Adjusted EBITDA of properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta, Six Flags Over Texas, and Six Flags Great Escape Lodge & Indoor Waterpark (the “Lodge”) of which the Company purchased the noncontrolling interests from its partners in the Lodge in 2013) plus the Company's interest in the Adjusted EBITDA of dick clark productions, inc., which was sold in September 2012. The Company believes that Adjusted EBITDA provides useful information to investors regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures. Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in the Company’s secured credit agreement, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to the Company in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation. Adjusted EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance. Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies.

(4)
Represents interests of third parties in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and the Lodge, plus the Company's interest in the Adjusted EBITDA of dick clark productions, inc., which are less than wholly owned. The Company purchased the noncontrolling interests from its partners in the Lodge in 2013 and sold its interest in dick clark productions, inc. in September 2012.

(5)
Based on our current federal net operating loss carryforwards, we believe we will continue to pay minimal amounts for cash taxes for the next three to four years. Cash taxes paid represents statutory taxes paid, primarily in Mexico.

(6)
Free Cash Flow, a non-GAAP measure, is defined as Adjusted EBITDA less (i) cash paid for interest expense net of interest income receipts, (ii) capital expenditures net of property insurance recoveries, and (iii) cash taxes. The Company has excluded from the definition of Free Cash Flow deferred financing costs related to the Company's debt due to the nature of these items. The Company believes that Free Cash Flow is useful to investors, equity analysts and rating agencies as a performance measure. The Company uses Free Cash Flow in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.